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                                                                   EXHIBIT 10.27

                          WAKEFIELD ENGINEERING, INC.
                                60 Audubon Road
                             Wakefield, MA  01880



                                                              As of July 1, 1997



FLEET NATIONAL BANK
One Federal Street
Boston, MA  02110


     Re:  Fifth Amendment to Loan Agreement

Ladies and Gentlemen:

     Reference is made to the Loan and Security Agreement dated June 22, 1994, as amended by the First Amendment thereto dated May 5, 1995, a Second Amendment thereto dated as of January 30, 1996, a Third Amendment thereto dated as of March 29, 1996 and a Fourth Amendment thereto dated as of October 11, 1996 (together the "Loan Agreement") and all promissory notes, agreements, documents and instruments entered into by Wakefield Engineering, Inc. ("Wakefield"), Specialty Extrusion Corp. ("Specialty") and Lockhart Industries, Inc. ("Lockhart") and any other person or obligor pursuant thereto (collectively, the "Loan Documents") with or for the benefit of Fleet National Bank (f/k/a Fleet National Bank of Massachusetts) ("Bank"). Except as otherwise defined herein, capitalized terms used herein shall have the meanings given them in the Loan Agreement. This Fifth Amendment to Loan Agreement is referred to as the "Fifth Amendment".

     Background.   Borrowers have requested that Bank agree to waive their
noncompliance with certain financial covenants and extend the maturity date for the credit facilities provided under the Loan Agreement. Lender has agreed to the request by the Borrowers subject to the terms and conditions hereof.

1. Subject to the terms and conditions hereof, the Lender waives the Borrowers noncompliance with the financial covenants in Sections 8(a) through (f) of the Loan Agreement at and prior to June 30, 1997.
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2.   Subject to the satisfaction of the terms and conditions hereof, Bank and
Borrower have agreed that the Loan Agreement shall be amended as follows:

     (a)  Amendments to Definitions.

          (1) Definition of Borrowing Base. The definition of "Borrowing Base" in Section 1 of the Agreement is amended to delete "$5,500,000.00" from clause
(b)(ii) thereof and to replace it with "$4,500,000.00".

          (2) Definition of Eligible Accounts. The definition of Eligible Accounts is amended to add the following clause (h) thereto:

               (h) for account debtors that are not located in the United States, Canada or Puerto Rico or one of the pre-approved multi-national Account Debtors listed on Exhibit I to the Fifth Amendment hereto, the account debtor has delivered to Borrower an irrevocable letter of credit in form and from a bank acceptable to Lender in an amount sufficient to cover the Account or the Account is otherwise satisfactory to Lender, in its discretion; and"

          (3) Definition of Revolving Loan Limit. The definition of Revolving Loan Limit is amended to delete "$12,500,000.00" and to replace it with "$9,000,000.00".

          (4) Definition of Termination Date. The definition of Termination Date is amended to delete "April 30, 1997" and to replace it with "January 1, 1998".

     (b) Amendments to Section 2(c). Section 2(c)(i) is amended to provide that Equipment Loans shall be made to the Borrowers only upon the approval thereof by the Lender, in its discretion.

     (c) Interest Rates Amendment. Subsections 2(d)(i) (A) and (B) of the Loan Agreement are hereby deleted and the following is substituted in place thereof:

               "(A) For each Prime Rate Advance, the Prime Rate plus one half of one percent (1/2%), and

               (B) For each LIBOR Rate Advance, the relevant Adjusted LIBOR Rate for the applicable Interest Period selected by Borrower in conformity with this Agreement plus 250 basis points."

     The foregoing interest rate adjustment is not applicable to the Term Loans and Equipment Loans.
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     (d)  Unused Line Fee Amendment. Section 2 is amended to add the following
Section 2(h):


          "(h) Unused Line. The Borrowers shall pay to the Bank an unused line fee equal to one half of one percent (1/2%) per annum on the difference between $9,000,000 and the average daily outstanding principal balance of Revolving Loans during each fiscal quarter, payable quarterly in arrears on the first day of each fiscal quarter of Borrowers."

     (g)  Financial Covenants Amendments.

          (1)   Section 8(a) of the Loan Agreement is amended by deleting the
Section in its entirety and by substituting in place thereof the following:

          "(a)  Tangible Capital Base.  Permit Borrowers' Tangible Capital
Base to be less than the following amounts at the end of the respective periods set forth below:

                    Date                 Minimum Tangible Capital Base
                    ----                 -----------------------------

                May 25, 1997                      $ 6,900,000

                June 29, 1997                     $ 7,100,000

                July 27, 1997                     $ 7,200,000

                August 24, 1997                   $ 7,300,000

                September 28, 1997                $ 7,500,000

                October 26, 1997                  $ 7,700,000


     For purposes of calculating Tangible Capital Base, all Subordinated Indebtedness hereafter provided to the Borrowers by Alpha and subject to the Subordination Agreement between Alpha and Bank shall be added to the Minimum Tangible Capital Base amounts set forth above.

          (2) Section 8(b) is amended by deleting the Section in its entirety and inserting in place thereof the following:

          "8(b) Debt Service and Unfinanced Capital Expenditures Coverage Ratio. Permit the ratio of (A) the aggregate of (i) EBITDA minus (ii) unfinanced capital expenditures, minus (iii) cash taxes, and minus (iv) permitted payments on Subordinated Indebtedness and any permitted Dividends to (B) the sum of (i) interest expense and (ii) CMLTD of the Borrower to be less than .85 to 1.00 for the six months ending July 27, 1997 and 1.10 to 1.00 for the nine months ending October 26, 1997."

          (3) Section 8(c) Senior Debt to Tangible Capital Base Ratio is amended by deleting the Section in its entirety.

          (4) Section 8(d) of the Loan Agreement is deleted in its entirety and the following is inserted in lieu thereof.

          (d) Earnings. Permit Borrowers' Net Earnings before taxes to be less than the amount set forth below for the respective periods set forth below:


                    Period                                Amount
                    ------                                ------

          Month ending May 25, 1997                      $  28,000

          Month ending June 29, 1997                     $  60,000

          Month ending July 27, 1997                     $  10,000

          Month ending August 24, 1997                   $ 139,000

          Month ending September 28, 1997                $ 280,000

          Month ending October 26, 1997                  $ 209,000

          Cumulative total for the three fiscal
          quarters ending October 26, 1997               $ 756,000

          Month ending November 23, 1997                 $ 101,000

          Month ending December 28, 1997                 $  15,000


provided that the failure of the Borrower to satisfy the amount required above for any month shall not constitute an Event of Default if the cumulative amount to such month equals or exceeds the cumulative amount set forth above.

     (5) Section 8(e) of the Loan Agreement is deleted in its entirety and the following is substituted in lieu thereof:

          (e) Current Ratio. Permit Borrowers' current ratio at any month end to be less than 1.00 to 1.00.

     (6) Section 8(f), Interest Coverage Ratio, is deleted in its entirety and the following is inserted in place thereof.

          "(f) Capital Expenditures. Borrowers shall not incur Capital Expenditures in excess of the amounts set forth below for the respective periods set forth below:

                    Period                                Amount
                    ------                                ------

          Fiscal quarter ending July 27, 1997            $ 425,000

          Fiscal quarter ending October 26, 1997         $ 360,000

          Two fiscal quarters ending October 26, 1997    $ 785,000

          (h)  Section 8 of the Loan Agreement is amended to add a new
Section (p)

               "(p) Subordinated Indebtedness. Borrower shall not make, directly or indirectly, any payment of principal, interest or other amounts on the Subordinated Indebtedness due to Alpha which on the date hereof exceeds $7,325,000.00."

     4.   Representations and Warranties.

          To induce Bank to enter into this Fifth Amendment, each Borrower jointly and severally warrants, represents and covenants to Bank that:

          (a) Organization and Qualification. Each Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Borrower is duly qualified or is authorized to do business and is in good standing as a foreign corporation in all states and jurisdictions in which the failure of such Borrower to be so qualified would have a material adverse effect on the financial condition, business or properties of such Borrower.

          (b) Corporate Power and Authority. Each Borrower is duly authorized and empowered to enter into, execute, deliver and perform this Fifth Amendment, and each of the Loan Documents to which it is a party. The execution, delivery and performance of this Fifth Amendment and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of any Borrower;
(ii) contravene any Borrower's charter or by-laws; (iii) violate, or cause any Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Borrower; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which such Borrower's properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the properties now owned or hereafter acquired by any Borrower.

          (c) Legally Enforceable Agreement. This Fifth Amendment and each of the other Loan Documents delivered under this Fifth Amendment will be, a legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its respective terms subject to bankruptcy, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

          (d) No Material Adverse Change. Since June 29, 1997, the date of the last financial statements provided by the Borrowers to the Bank, there has been no material adverse change in the condition, financial or otherwise, of Borrowers as shown on the consolidated balance sheet thereof as of such date and no change in the aggregate value of property and assets
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owned by Borrowers, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

          (e) Continuous Nature of Representations and Warranties. Each representation and warranty contained in the Loan Agreement and the other Loan Documents remains accurate, complete and not misleading in any material respect on the date of this Fifth Amendment, except for representations and warranties that explicitly relate to an earlier date and changes in the nature of Borrowers' business or operations that would render the information in any exhibit attached thereto either inaccurate, incomplete or misleading, so long as Bank has consented to such changes or such changes are expressly permitted by the Loan Agreement.

     5.   Conditions Precedent.

          Notwithstanding any other provision of this Fifth Amendment or any of the other Loan Documents, and without affecting in any manner the rights of Bank under the other sections of this Fifth Amendment, this Fifth Amendment shall not be effective as to Bank unless and until each of the following conditions has been and continues to be satisfied:

          (a) Documentation. Bank shall have received, in form and substance satisfactory to Bank and its counsel, a duly executed copy of this Fifth Amendment, the Third Amended and Restated Revolving Credit Note in the form attached as Exhibit A hereto, the Amendment to Subordination Agreement with Alpha in the form attached as Exhibit B hereto, together with such additional documents, instruments and certificates as Bank and its counsel shall require in connection therewith, all in form and substance satisfactory to Bank and its counsel.

          (b)  No Default.  No Event of Default shall exist.

          (c) No Litigation. Except as previously disclosed to and consented to by Bank, no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of the Loan Agreement or this Fifth Amendment or the consummation of the transactions contemplated thereby or hereby.

          (d) Amendment Fee. The Borrowers have paid to Lender on July 1, 1997 a nonrefundable amendment fee of $35,000.

     6.   Acknowledgment of Obligations.

          Each Borrower hereby (1) reaffirms and ratifies all of the promises, agreements, covenants and obligations to Bank under or in respect of the Loan Agreement and other Loan Documents as amended hereby and (2) acknowledges that it is unconditionally liable for the punctual and full payment of all Obligations, including, without limitation, all charges, fees, expenses and costs (including reasonable attorneys' fees and expenses) under the Loan Documents, as amended hereby, and that it has no defenses, counterclaims or setoffs with respect to full, complete and timely payment and performance of all Obligations.

     7.   Confirmation of Liens.

          Each Borrower acknowledges, confirms and agrees that the Loan Documents, as amended hereby, are effective to grant to Bank duly perfected, valid and enforceable first priority security interests and liens in the Collateral described therein, except for Permitted Liens, and that the locations for such Collateral specified in the Loan Documents have not changed except as provided herein. Each Borrower further acknowledges and agrees that all Obligations of Borrowers are and shall be secured by the Collateral.

     8.   Miscellaneous.

          Except as set forth herein, the undersigned confirms and agrees that the Loan Documents remain in full force and effect without amendment or modification of any kind. The execution and delivery of this Fifth Amendment by Bank shall not be construed as a waiver by Bank of any Default or Event of Default under the Loan Documents. This Fifth Amendment, together with the Loan Agreement and other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof. This Fifth Amendment and the transactions hereunder shall be deemed to be consummated in the Commonwealth of Massachusetts and shall be governed by and interpreted in accordance with the laws of that state. Any reference in any of the Loan Documents to Lender shall be deemed to be a reference to the Bank. This Fifth Amendment and the agreements, instruments and documents entered into pursuant hereto or in connection herewith shall be "Loan Documents" under and as defined in the Loan Agreement.

     Executed under seal on the date set forth above.


ATTEST:                                  WAKEFIELD ENGINEERING, INC.

/s/ Michael Bent                         By:  /s/ Johnny J. Blanchard
_____________________________               ________________________________
                                            Name:___________________________
                                            Title:__________________________

ATTEST:                                  SPECIALTY EXTRUSION CORP.



/s/ Michael Bent                          By: /s/ Johnny J. Blanchard
_____________________________               ________________________________
                                            Name:___________________________
                                            Title:__________________________


ATTEST:                                   LOCKHART INDUSTRIES, INC.



/s/ Michael Bent                          By: /s/ Johnny J. Blanchard
_____________________________               ________________________________
                                            Name:___________________________
                                            Title:__________________________


Accepted in Boston, Massachusetts
on _____________ __, 1997

FLEET NATIONAL BANK


By:__________________________
   Name:_____________________
   Title:____________________
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                 EXHIBITS TO FIFTH AMENDMENT TO LOAN AGREEMENT


Exhibit A   Third Amended and Restated Revolving Credit Note
Exhibit B   Subordination Agreement
Exhibit I   Pre-Approved Multi-National Account Debtors